UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 3, 2018

NETSCOUT SYSTEMS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-26251	04-2837575
(Commission File Number)	(IRS Employer Identification No.)

310 Littleton Road Westford, Massachusetts	01886
(Address of principal executive offices)	(Zip Code)

(978) 614-4000
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company       ⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ⃞

Item 2.02.  Results of Operations and Financial Condition.

The following information and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

On May 3, 2018, NetScout Systems, Inc. (the “Company”) issued a press release regarding its financial results for the fourth fiscal quarter and the fiscal year 2018 each ended March 31, 2018, its expectations of future performance and its intention to hold a conference call regarding these topics. The Company's press release is furnished as Exhibit 99.1 to this report.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective May 1, 2018, the Board of Directors (the “Board”) of the Company, following the recommendation of the Nominating and Corporate Governance Committee of the Board, appointed (1) Susan Spradley to the Audit Committee and (2) Alfred Grasso to the Nominating and Corporate Governance Committee of the Board.  As a result of the appointment of the new directors, Joseph G. Hadzima, Jr. will continue to serve as Chair of the Compensation Committee but will no longer serve on the Audit Committee.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

     The Company hereby furnishes the following exhibit:

Exhibit Number	Description
99.1	Press release dated May 3, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NETSCOUT SYSTEMS, INC.

		By:	/s/ Jean Bua
Jean Bua
Executive Vice President and
Chief Financial Officer

Date:	May 3, 2018